                                                                    Exhibit 99.2




                               THIRD AMENDMENT TO
                  NATIONAL-OIL WELL RETIREMENT AND THRIFT PLAN

         THIS AGREEMENT by National-Oilwell, L.P., a limited partnership (the "Sponsor"),

                                  WITNESSETH:

         WHEREAS, the Sponsor maintains the Plan known as "National-Oilwell Retirement and Thrift Plan" (the "Plan"); and

         WHEREAS, the Sponsor retains the right to amend the Plan from time to time; and

         WHEREAS, the Board of Directors of NOW Oilfield Services, Inc., the managing general partner of the Sponsor, approved resolutions to amend the Plan,

         NOW, THEREFORE, the Plan is hereby amended, effective as of January 1, 1998, as follows:

                 Sections 2.1 and 2.4 of the Plan are hereby completely amended and restated to provide as set forth in the substitute pages attached hereto which shall be inserted into the Plan in place of the above-described original sections.

         IN WITNESS WHEREOF, the Sponsor has executed this Agreement this 6th day of January 1998.

                                  NATIONAL-OILWELL, L.P. BY ITS
                                  GENERAL PARTNER, NOW OILFIELD SERVICES, INC.



                                  By         /s/ Paul M. Nation
                                     -------------------------------------------
                                                 Paul M. Nation
                                                 Vice President